EXHIBIT 99.1

NRx Pharmaceuticals Announces Closing of $30 Million Private Placement

RADNOR, Pa., Aug. 24, 2021 /PRNewswire/ -- NRx Pharmaceuticals (Nasdaq: NRXP), today announced that it has completed its previously announced private placement for the purchase of 2,727,273 shares of common stock. The Company issued to the investors in the private placement unregistered preferred investment options (the “investment options”) to purchase up to an aggregate of 2,727,273 shares of common stock. The purchase price for one share of common stock and one investment option to purchase one share of common stock was $11.00. The investment options have an exercise price of $12.00 per share, are immediately exercisable, and have a term equal to three years following the date of issuance.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

The gross proceeds from the private placement were $30 million before deducting placement agent fees and other offering expenses.

“This investment provides critical resources to advance three late-stage assets that include a Fast Track medicine for the sickest of COVID-19 patients, a vaccine that targets COVID-19 and its lethal variants, together with a Fast Track / Breakthrough Therapy for suicidal bipolar depression and PTSD,” said Prof. Jonathan Javitt, MD, MPH Chairman and CEO of NRx. “We appreciate the support of these visionary institutional investors for our mission of bringing lifesaving therapies to those in need.”

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable under state securities laws. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About NRx Pharmaceuticals

NRx Pharmaceuticals (NRx) draws upon more than 300 years of collective, scientific and drug-development experience to bring improved health to patients. Its investigational product, ZYESAMI™ (aviptadil) for patients with COVID-19, has been granted Fast Track designation by the US Food and Drug Administration (FDA) and is currently undergoing phase 3 trials funded by the US National Institutes of Health, the Biomedical Advanced Research and Development Authority part of the US Department of Health and Human Services, and the Medical Countermeasures program, part of the US Department of Defense. The FDA has additionally granted Breakthrough Therapy Designation, a Special Protocol Agreement, and a Biomarker Letter of Support to NRx for NRX-101, an investigational medicine to treat suicidal bipolar depression. NRX-101 is currently in Phase 3 trials, with readouts expected in 2022. In

July 2021, the Government of Israel awarded NRx the exclusive worldwide right to develop and market the BriLife™ COVID vaccine developed by the Israel Institute for Biological Research.

NRx is led by executives who have held senior roles at Allergan, J&J, Lilly, Novartis, Pfizer, and the US FDA. NRx is chaired by Prof Jonathan Javitt, MD, MPH, who has held leadership roles in six biotechnology startup companies with public exits and been appointed to advisory roles in four US Presidential Administrations. The NRx board includes Dr. Sherry Glied, former US Assistant Secretary for Health (ASPE), Daniel E. Troy, JD, former Chief Counsel of the US FDA, Chaim Hurvitz, former director of Teva and President of the Teva International Group, and General H.R. McMaster, Ph.D. (US Army, Ret.) the 26th United States National Security Advisor.

Cautionary Note Regarding Forward-Looking Statements

This announcement of NRx Pharmaceuticals, Inc. includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, which may include, but are not limited to, statements regarding our financial outlook, product development, business prospects, and market and industry trends and conditions, as well as the company’s strategies, plans, objectives, and goals. These forward-looking statements are based on current beliefs, expectations, estimates, forecasts, and projections of, as well as assumptions made by, and information currently available to, the company’s management.

The company assumes no obligation to revise any forward-looking statement, whether as a result of new information, future events or otherwise. Accordingly, you should not place reliance on any forward-looking statement, and all forward-looking statements are herein qualified by reference to the cautionary statements set forth above.

CORPORATE CONTACT	INVESTOR RELATIONS

Jack Hirschfield	John Mullaly
Head of External Affairs, NRx	LifeSci Advisors
jhirschfield@nrxpharma.com	jmullaly@lifesciadvisors.com
512-674-5163	617-429-3548

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